UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 17, 2012

KINGSWAY FINANCIAL SERVICES INC.
(Exact Name of Registrant as Specified in Its Charter)

Ontario, Canada (State or Other Jurisdiction of Incorporation)	001-15204 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

45 St. Clair West, Suite 400, Toronto, Ontario, Canada M4V 1K9
(Address of Principal Executive Offices) (Zip Code)

Registrant's Telephone Number, Including Area Code: (416) 848-1171

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
On August 13, 2012, Atlas Financial Holdings, Inc. (“Atlas”) filed a registration statement on Form S-1 with the Securities and Exchange Commission for an intended initial public offering of its ordinary shares. Pursuant to the registration statement, 5 million ordinary shares are being registered and may be offered by Atlas and approximately 13.8 million ordinary shares are being registered and may be offered by Kingsway Financial Services, Inc. (“Kingsway”), as a selling shareholder. Kingsway currently owns approximately 70% of Atlas' outstanding ordinary shares.
Kingsway's decision to participate in a potential offering will depend on a variety of factors, including market conditions and demand at the time of any such offering. There can be no assurance that Kingsway will be able to sell all or any portion of its shares of Atlas, nor can there be assurance as to the price it would receive in any such sale. In the event of any such sale, Kingsway currently expects that it would use the net proceeds it receives to reduce or retire certain of its indebtedness and for general corporate purposes.
The registration statement relating to the offering of Atlas' ordinary shares has not yet become effective. The securities registered thereunder may not be sold nor may offers to buy such securities be accepted prior to the time the registration statement becomes effective. This Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
Forward Looking Statements
This press release includes "forward looking statements" which are subject to risks and uncertainties. Such forward looking statements relate to future events or performance, but reflect Kingsway management's current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward looking statements, including: our high level of indebtedness; our ability to service our debt and comply with debt covenants; our ability to improve our operating performance; our ability to implement our longterm growth strategies and to identify and execute on strategic initiatives; our ability to maintain share price and trading activities at acceptable levels; and our ability to comply with regulatory requirements and the requirements of stock exchanges.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGSWAY FINANCIAL SERVICES INC.

August 17, 2012	By:	/s/ Larry G. Swets, Jr.
Larry G. Swets, Jr.
President and Chief Executive Officer